As filed with the U.S. Securities and Exchange Commission on October 15, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Fastly, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	27-5411834
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
475 Brannan Street, Suite 300
San Francisco, CA 94107
(844) 432-7859
(Address of principal executive offices) (Zip code)

Signal Sciences Corp. 2014 Stock Option and Grant Plan, as amended
(Full titles of the plans)

Paul Luongo
General Counsel and Senior Vice President, Trust
Fastly, Inc.
475 Brannan Street, Suite 300
San Francisco, CA 94107
(844) 432-7859
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
Copies to:

Seth J. Gottlieb Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Paul Luongo General Counsel and Senior Vice President, Trust Fastly, Inc. 475 Brannan Street, Suite 300 San Francisco, CA 94107 (844) 432-7859
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Class A Common Stock, par value $0.00002 per share, reserved for issuance pursuant to the Signal Sciences Corp. 2014 Stock Option and Grant Plan, as amended (2)	251,754 (2)	$12.96(3)	$3,262,731.84(3)	$356(3)

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock of Fastly, Inc. (“Fastly”) that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Fastly’s Class A common stock.

(2)	Pursuant to an Agreement and Plan of Reorganization by and among Fastly, One Fish, Inc., Two Fish, LLC, Signal Sciences Corp., and Shareholder Representative Services LLC, as the Stockholder Representative, dated as of August 26, 2020, Fastly, on October 1, 2020, assumed the Signal Sciences Corp. 2014 Stock Option and Grant Plan, as amended (the “Signal Plan”) and the outstanding unvested options to purchase shares of common stock of Signal Sciences Corp. thereunder, and such options became exercisable to purchase shares of Fastly’s Class A common stock, subject to appropriate adjustments to the number of shares and the exercise price of each such option.

(3)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of stock option awards outstanding under the Signal Plan and assumed by Fastly.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
Fastly, Inc. hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
•our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 4, 2020;
•our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 8, 2020, and for the quarter ended June 30, 2020, filed with the SEC on August 7, 2020;

•our Current Reports on Form 8-K filed with the SEC on February 20, 2020, June 10, 2020, and August 27, 2020, and October 14, 2020 (with respect to Item 8.01 under Form 8-K);
•the portions of our Proxy Statement pursuant to Section 14(a) of the Exchange Act for our 2020 Annual Meeting of Stockholders, filed with the SEC on April 24, 2020, including the supplement thereto, filed with the SEC on June 3, 2020, that are incorporated by reference in the Form 10-K; and
•the description of our Class A common stock set forth in our registration statement on Form 8-A, filed with the SEC on May 6, 2019, including any amendments thereto or reports filed for the purposes of updating this description.
All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the

Securities Act. Our amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide for indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by the Delaware General Corporation Law.
We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of Fastly, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Fastly.
We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act, that might be incurred by any director or officer in his or her capacity as such.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

	Description	Schedule Form	Incorporated by Reference
Exhibit Number			File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Fastly, Inc., as currently in effect.	8-K	001-38897	3.1	May 21, 2019
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Fastly, Inc.	8-K	001-38897	3.1	June 10, 2020
4.3	Amended and Restated Bylaws of Fastly, Inc., as currently in effect.	8-K	001-38897	3.3	August 7, 2020
4.4	Form of Class A Common Stock Certificate of Fastly, Inc.	S-1/A	333-230953	4.1	May 6, 2019
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
24.1	Power of Attorney (included on the signature page of this Form S-8).
99.1	Signal Sciences Corp. 2014 Stock Option and Grant Plan, as amended and related forms of award agreements.

Item 9. Undertakings.

1. The undersigned registrant hereby undertakes:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 15th day of October, 2020.

FASTLY, INC.

By:	/s/ Joshua Bixby
Joshua Bixby Chief Executive Officer and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua Bixby, Adriel Lares and Paul Luongo, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua Bixby Joshua Bixby	Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2020

/s/ Adriel Lares Adriel Lares	Chief Financial Officer (Principal Financial and Accounting Officer)	October 15, 2020

/s/ Artur Bergman Artur Bergman	Chief Architect, Executive Chairperson and Chairperson of the Board of Directors	October 15, 2020

/s/ Aida Álvarez Aida Álvarez	Director	October 15, 2020

/s/ Sunil Dhaliwal Sunil Dhaliwal	Director	October 15, 2020

/s/ David Hornik David Hornik	Director	October 15, 2020

/s/ Christopher B. Paisley Christopher B. Paisley	Director	October 15, 2020

/s/ Kelly Wright Kelly Wright	Director	October 15, 2020